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                                                                 EXHIBIT 21.1




                          SUBSIDIARIES OF THE COMPANY


Name                                           Jurisdiction of Incorporation
----                                           -----------------------------
Dallas Woodcraft, Inc.                                    Texas

GIA, Inc.                                                 Nebraska

Homco, Inc.                                               Texas

Homco de Mexico, S.A. de C.V.                             Mexico

Homco Puerto Rico, Inc.                                   Delaware

Spring Valley Scents, Inc.                                Texas